CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ION Networks, Inc. ("ION") of our report dated June 8, 2000, except for Note 19, as to which the date is June 27, 2000, relating to the consolidated financial statements which appears in ION's Annual Report to shareholders on Form 10-KSB for the fiscal year ended March 31, 2000.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Florham Park, New Jersey
November 16, 2000